Exhibit 10.1

Execution Copy

NONSTATUTORY STOCK OPTION AGREEMENT

This NONSTATUTORY STOCK OPTION AGREEMENT (this “Agreement”), dated as of September 11, 2012 (the “Effective Date”), is made by and between DJO Global, Inc., a Delaware corporation (the “Company”), and James R. Lawson (the “Optionee”).

WHEREAS, the Company desires to grant the Optionee a nonqualified stock option in recognition of the Optionee’s service to the Company and to further align the Optionee’s interests with those of the Company’s stockholders.

NOW THEREFORE, the parties to this Agreement, hereby agree as follows:

1. Certain Definitions. Capitalized terms used, but not otherwise defined, in this Agreement will have the meanings given to such terms in the Company’s 2007 Incentive Stock Plan (the “Plan”). As used in this Agreement:

(a) “Board” means the Board of Directors of the Company.

(b) “Blackstone” means each of Blackstone Capital Partners V L.P. a Cayman Islands limited partnership, Blackstone Family Investment Partnership V L.P., a Cayman Islands limited partnership, Blackstone Family Investment Partnership V-A L.P., a Cayman Islands limited partnership, Blackstone Participation Partnership V L.P., a Cayman Islands limited partnership and each of their respective Affiliates.

(c) “Change in Control” means (i) the sale or disposition, in one or a series of related transactions, of all or substantially all of the assets of the Company to any “person” or “group” (as such terms are defined in Sections 13(d)(3) and 14(d)(2) of the Exchange Act) other than a sale or disposition where Blackstone retains all or substantially all of the assets of the Company, or (ii) any person or group, other than Blackstone, is or becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the total voting power of the voting stock of the Company, including by way of merger, consolidation or otherwise (other than an offering of stock to the general public through a registration statement filed with the Securities and Exchange Commission); or (iii) the approval by the stockholders of the Company of a plan of complete liquidation of the Company.

(d) “Code” means the Internal Revenue Code of 1986, as amended.

(e) “Company” has the meaning specified in the introductory paragraph of this Agreement or its successors; provided, that to the extent that any class of equity securities of a member of the Company’s controlled group becomes publicly traded on an established securities market, the term “Company” shall be deemed to refer to such publicly traded entity.

(f) “Compensation Committee” means the Compensation Committee of the Board.

(g) [Reserved]

(h) “Disability” shall mean the Optionee is disabled as determined under Section 409A(a)(2)(C) of the Code.

(i) “Fair Market Value” has the meaning specified in the Plan, except as expressly set forth herein.

(j) “First Market Return Tranche” has the meaning specified in Section 2 of this Agreement.

(k) “Good Reason” shall mean a material reduction in the Optionee’s compensation as a member of the Board of the Company below the amount of compensation in effect on the date of this Agreement which is not cured within thirty (30) days following the Company’s or its subsidiary’s, as applicable, receipt of written notice from such Optionee describing the event constituting Good Reason.

(l) “MOIC” shall mean the multiple of Blackstone’s aggregate invested equity capital in the Company since its initial investment in the Company through the date of determination as determined by the Board based on an analysis provided by the Company’s management and based on the applicable sale price of Blackstone’s aggregate investment in the Company taking into account all dividends, distributions, and other proceeds received by Blackstone, but excluding any fees paid to Blackstone pursuant to that certain Monitoring Agreement by and between the Company and Blackstone dated November 3, 2006, as amended from time to time, or any successor thereto, and based on the assumption that all shares available for or subject to award under the Plan are outstanding shares of Company common stock. The Company hereby represents that the invested capital on the date hereof equals $792 million.

(m) “Option” has the meaning specified in Section 2 of this Agreement.

(n) “Option Price” has the meaning specified in Section 2 of this Agreement.

(o) “Option Shares” has the meaning specified in Section 2 of this Agreement.

(p) “Second Market Return Tranche” has the meaning specified in Section 2 of this Agreement.

(q) “Stockholders Agreement” shall mean that certain stockholders agreement applicable to the Optionee, as amended from time to time.

(r) “Termination for Cause” shall mean the termination by the Company of Optionee’s status as a member of the Board of the Company as a result of (i) the Optionee’s willful and continued failure to substantially perform Optionee’s duties (other than any such failure resulting from the Optionee’s Disability or any such failure subsequent to the Optionee being delivered notice of the Company’s intent to terminate the Optionee as a member of the Board without Cause), (ii) conviction of, or a plea of nolo contendere to, (A) a felony (other than traffic-related) under the laws of the United States or any state thereof or any similar criminal act in a jurisdiction outside the United States or (B) a crime involving moral turpitude that could be injurious to the Company or its reputation, (iii) the Optionee’s willful malfeasance or willful misconduct which is materially and demonstrably injurious to the Company, or (iv) any act of fraud by the Optionee in the performance of the Optionee’s duties.

2. Grant of Stock Option. Subject to and upon the terms, conditions, and restrictions set forth in this Agreement and in the Plan, the Company has granted to Optionee an option (the “Option”) to purchase 100,000 shares of the Company’s common stock (the “Option Shares”) at a price (the “Option Price”) of $16.46 per share, which is the Fair Market Value per share on the Effective Date. The Option may be exercised from time to time in accordance with the terms of this Agreement. Subject to adjustment as hereinafter provided, (a) 33,334 of the Option Shares constitute the “Time-Based Tranche”, (b) 33,333 of the Option Shares constitute the First Market Return Tranche, and (c) 33,333 of the Option Shares constitute the Second Market Return Tranche.

3. Term of Option. The term of the Option shall commence on the Effective Date and, unless earlier terminated in accordance with Section 7 hereof, shall expire ten (10) years from the Effective Date.

4. Right to Exercise. Unless terminated as hereinafter provided, the Option shall become exercisable only as follows:

(a) The Option Shares in the Time-Based Tranche shall become vested and exercisable in increments of 33 1/3% each on the first through third anniversary dates of the Effective Date, provided the Optionee continues to serve as a member of the Board of the Company as of the applicable anniversary date. In addition, if the Optionee is terminated as a member of the Board by the Company without Cause or by the Optionee for Good Reason prior to the third anniversary of the Effective Date, then an additional number of Option Shares in the Time-Based Tranche shall become vested and exercisable upon such termination, with the number equal to the product (rounded down to the nearest whole number) of (x) Option Shares scheduled to vest on the next anniversary date of the Effective Date multiplied by (y) a fraction (not to exceed 1.0), the numerator of which is the number of days elapsed between the most recent anniversary date (or, if there has been no anniversary date, the Effective Date) and the applicable termination date and the denominator of which shall be 365.

(b) The Option Shares in the First Market Return Tranche shall become vested and exercisable on such date, if any, prior to the expiration of the term hereof, that both of the following two conditions are satisfied: (i) Blackstone shall have disposed of some or all of its holdings of common stock in the Company; and (ii) Blackstone shall have realized a MOIC in the Company of at least 2.25 times.

(c) The Option Shares in the Second Market Return Tranche shall become vested and exercisable on such date, if any, prior to the expiration of the term hereof, that both of the following two conditions are satisfied: (i) Blackstone shall have disposed of some or all of its holdings of common stock in the Company; and (ii) Blackstone shall have realized a MOIC in the Company of at least 2.50 times.

(d) Notwithstanding the foregoing, the unvested Option Shares of the Time-Based Tranche granted hereby shall become immediately exercisable upon the occurrence of a Change in Control if Optionee remains as a member of the Board of the Company until the date of the consummation of such Change in Control.

(e) The Optionee shall be entitled to the privileges of ownership with respect to Option shares purchased and delivered to Optionee upon the exercise of all or part of this Option, subject to Section 8 hereof.

5. Option Nontransferable. The Optionee may not transfer or assign all or any part of the Option other than by will or by the laws of descent and distribution. This Option may be exercised, during the lifetime of the Optionee, only by the Optionee, or in the event of the Optionee’s legal incapacity, by the Optionee’s guardian or legal representative acting on behalf of the Optionee in a fiduciary capacity under state law and court supervision. Notwithstanding anything herein to the contrary, the Optionee may transfer or assign all or any part of the Option to “family members” (as defined in the General Instructions to Form S-8 of the Securities Act of 1933) or trusts, partnerships or similar entities for the benefit of such family members, for estate planning purposes or in connection with the disposition of Optionee’s estate.

6. Notice of Exercise; Payment.

(a) To the extent then exercisable, the Option may be exercised in whole or in part by written notice to the Company stating the number of Option Shares for which the Option is being exercised and the intended manner of payment. The date of such notice shall be the exercise date. Payment equal to the aggregate Option Price of the Option Shares being purchased pursuant to an exercise of the Option must be tendered in full with the notice of exercise to the Company in one or a combination of the following methods as specified by the Optionee in the notice of exercise: (i) cash in the form of currency or check or by wire transfer as directed by the Company, (ii) solely following an IPO in Shares otherwise being traded on an established securities market, through the surrender to the Company of Shares owned by the Optionee for at least six months as valued at their Fair Market Value on the date of exercise, (iii) through net exercise, using Shares to be acquired upon exercise of the Option, such Shares being valued at their Fair Market Value (which for such purpose shall have the meaning set forth in the Stockholders Agreement) on the date of exercise, or (iv) through such other form of consideration as is deemed acceptable by the Board.

(b) As soon as practicable upon the Company’s receipt of the Optionee’s notice of exercise and payment, the Company shall direct the due issuance of the Option Shares so purchased.

(c) As a further condition precedent to the exercise of this Option in whole or in part, the Optionee shall comply with all regulations and the requirements of any regulatory authority having control of, or supervision over, the issuance of the shares of common stock and in connection therewith shall execute any documents which the Board shall in its sole discretion deem necessary or advisable.

7. Termination of Agreement. The Agreement and the Option granted hereby shall terminate automatically and without further notice on the earliest of the following dates:

(a) After the Optionee’s termination as a member of the Board due to the Optionee’s death or Disability, all unvested Time-Based Options will be forfeited immediately and terminate and all vested Options from any Tranche shall remain exercisable until the lesser of (i) one (1) year following the Optionee’s date of termination as a member of the Board or (ii) the remaining term of the Option; provided, however, that it shall be a condition to the exercise of the Option in the event of the Optionee’s death that the Person exercising the Option shall (i) have agreed in a form satisfactory to the Company to be bound by the provisions of this Agreement and the Stockholders Agreement and (ii) comply with all regulations and the requirements of any regulatory authority having control of, or supervision over, the issuance of the shares of common stock and in connection therewith shall execute any documents which the Board shall in its sole discretion deem necessary or advisable. Unvested Options from the First and Second Market Return Tranches shall remain outstanding for the twelve (12) month period following the date of such termination by reason of death or Disability. To the extent applicable market return targets are achieved within such twelve (12) month period following the date of termination due to the Optionee’s death or Disability ( a “Post-Termination Vesting Event”), the appropriate number of Options will vest as of such Post-Termination Vesting Event, and remain exercisable for twelve (12) months following such Post-Termination Vesting Event (but not beyond the remaining term of the Option). On the twelve (12) month anniversary of the date of termination as a member of the Board by reason of death or Disability, all remaining unvested options from the First and Second Market Return Tranches will be forfeited;

(b) After the Optionee’s termination as a member of the Board by the Company without Cause or by the Optionee for Good Reason, all unvested Time-Based Options will be forfeited immediately and terminate and all vested Options from any Tranche shall remain exercisable until the lesser of (i) ninety (90) calendar days following the Optionee’s date of termination or (ii) the remaining term of the Option. Unvested options from the First and Second Market Return Tranches shall remain outstanding for the twenty-four (24) month period following the date of such termination by reason of termination as a member of the Board by the Company without Cause or by the Optionee for Good Reason. To the extent a Post-Termination Vesting Event occurs within such twenty-four (24) month period, the appropriate number of Options will vest as of such Post-Termination Vesting Event, and remain exercisable for ninety (90) calendar days following such Post-Termination Vesting Event (but not beyond the remaining term of the Option). On the twenty-four (24) month anniversary of the date of termination as a member of the Board by reason of termination by the Company without Cause or by the Optionee with Good Reason, all remaining unvested options from the First and Second Market Return Tranches will be forfeited;

(c) The date of the Optionee’s Termination for Cause, upon which all vested and unvested Options will be forfeited immediately and terminate;

(d) After the Optionee’s termination as a member of the Board without Good Reason, all unvested options will be forfeited immediately and terminate and all vested Options from any Tranche shall remain exercisable until the lesser of (i) ninety (90) calendar days following the Optionee’s date of termination or (ii) the remaining term of the Option; or

(e) Ten (10) years from the Effective Date.

Notwithstanding the foregoing, in all termination events other than a termination of the Optionee as a member of the Board for Cause, if the last day to exercise vested Options occurs after the date on which the Company’s common stock is publicly traded on a national stock exchange and during a lock-up period or securities law blackout period, the otherwise applicable post-termination Option exercise period shall continue, but not beyond the remaining term of the Option, until thirty (30) calendar days after the first day when the terminating Optionee is no longer precluded from selling stock acquired upon exercise of Options for either of such reasons. Notwithstanding anything to the contrary herein, nothing herein shall prohibit the Optionee from exercising his or her vested Options through net exercise, using Shares to be acquired upon exercise of the Option, during any lock-up or securities law blackout period to the extent not prohibited by law.

In the event that the Optionee is terminated as a member of the Board in the circumstances described in Section 7(c) hereof, this Agreement shall terminate at the time of such termination notwithstanding any other provision of this Agreement and the Optionee’s Option will cease to be exercisable to the extent exercisable as of such termination and will not be or become exercisable after such termination.

8. Stockholders Agreement. The Optionee hereby agrees that any Option Shares that the Optionee receives pursuant to this Agreement or under the Plan are subject to the terms and conditions set forth in the Stockholders Agreement.

9. [Reserved]

10. Dividend Equivalents. Upon the payment of any ordinary or extraordinary cash dividend (or similar distributions) to holders of Company common stock, the Optionee will be credited with dividend equivalent rights with respect to the Options as follows. Dividend equivalents relating to vested Options shall be paid to the Optionee in cash at the same time dividends are paid to holders of Company common stock. Dividend equivalents relating to unvested Options will be credited to a notional account maintained on the books of the Company for the benefit of the Optionee, which account shall not accrue interest. The Optionee will become vested in such account at the same time as the Options to which the dividend equivalents relate vest and become exercisable, and such vested amounts shall be payable in cash upon the applicable vesting date, and in no event later than 2 1/2 months following the end of the calendar year in which the applicable vesting date occurs. Unvested amounts held in such account shall be forfeited by the Optionee upon the date of any termination as a member of the Board; provided, however, that if such termination results in the continuation of unvested Options from the First and Second Market Return Tranches, as provided in Sections 7(a) and 7(b), above, forfeiture of dividend equivalents shall be delayed until the twelve (12) or twenty four (24) month (as applicable) anniversary of such termination, and to the extent that any Options vest during such period, such related dividend equivalents shall also vest and be paid to the Optionee in cash on the twelve (12) or twenty four (24) month (as applicable) anniversary of such termination or, if the Options are forfeited, such related dividend equivalents shall also be forfeited.

11. Taxes and Withholding. The Company or any subsidiary may withhold, or require the Optionee to remit to the Company or any subsidiary, an amount sufficient to satisfy federal, state, local or foreign taxes (including the Optionee’s FICA obligation) in connection with any payment made or benefit realized by the Optionee or other person under this Agreement or otherwise, and if the amounts available to the Company or any subsidiary for such withholding are insufficient, it shall be a condition to the receipt of such payment or the realization of such benefit that Optionee or such other person make arrangements satisfactory to the Company or any subsidiary for payment of the balance of such taxes required to be withheld. The Optionee may elect to have such withholding obligation satisfied by surrendering to the Company or any subsidiary a portion of the Option Shares that are issued or transferred to the Optionee upon the exercise of an Option (but only to the extent of the minimum withholding required by law), and the Option Shares so surrendered by Optionee shall be credited against any such withholding obligation at the Fair Market Value (which for such purpose shall have the meaning set forth in the Stockholders Agreement) of such Shares on the date of such surrender.

12. Compliance with Law. The Company shall comply with all applicable federal and state securities laws.

13. Adjustments.

(a) The Board shall make or provide for such substitution or adjustments in the number of Option Shares covered by this Option, in the Option Price applicable to such Option, and in the kind of shares covered thereby and/or such other equitable substitution or adjustments as the Board may determine to prevent dilution or enlargement of the Optionee’s rights that otherwise would result from (i) any stock dividend, extraordinary cash-dividend, stock split, combination of shares, recapitalization, or other change in the capital structure of the Company, (ii) any merger, consolidation, spin-off, split-off, spin-out, split-up, reclassification, reorganization, partial or complete liquidation, or other distribution of assets or issuance of rights or warrants to purchase securities, or (iii) any other corporate transaction or event having an effect similar to any of the foregoing. In the case of a Change in Control, such substitutions and adjustments include, without limitation, canceling any and all Options in exchange for cash payments equal to the excess, if any, of the value of the consideration paid to a shareholder of an Option Share over the Option Price per share subject to such Option in connection with such an adjustment event.

(b) To the extent that any equity securities of any member of the Company’s controlled group become publicly traded, at such time all Options shall be exchanged, in a manner consistent with Sections 409A and 424 of the Code, for options with the same intrinsic value in the publicly-traded entity, and all Shares shall be exchanged for shares of common stock with the same aggregate value of the publicly-traded entity.

14. Relation to Other Benefits. Any economic or other benefit to Optionee under this Agreement shall not be taken into account in determining any benefits to which Optionee may be entitled under any profit-sharing, retirement or other benefit or compensation plan maintained by the Company or any subsidiary and shall not affect the amount of any life insurance coverage available to any beneficiary under any life insurance plan covering employees of the Company or any subsidiary.

15. Amendments. Any amendment to the Plan shall be deemed to be an amendment to this Agreement to the extent that the amendment is applicable hereto.

16. Severability. If one or more of the provisions of this Agreement is invalidated for any reason by a court of competent jurisdiction, any provision so invalidated shall be deemed to be separable from the other provisions hereof, and the remaining provisions hereof shall continue to be valid and fully enforceable.

17. Relation to Plan. This Agreement is subject to the terms and conditions of the Plan. In the event of any inconsistent provisions between this Agreement and the Plan, the Plan shall govern. The Board acting pursuant to the Plan, as constituted from time to time, shall, except as expressly provided otherwise herein, have the right to determine any questions which arise in connection with the Option or its exercise.

18. Successors and Assigns. The provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, administrators, heirs, legal representatives and assigns of Optionee, and the successors and assigns of the Company.

19. Governing Law. The interpretation, performance, and enforcement of this Agreement shall be governed by the laws of the State of New York, without giving effect to the principles of conflict of laws thereof and all parties, including their successors and assigns, consent to the jurisdiction of the state and federal courts of New York.

20. Prior Agreement. As of the Effective Date, this Agreement supersedes any and all prior and/or contemporaneous agreements, either oral or in writing, between the parties hereto, or between either or both of the parties hereto and the Company, with respect to the subject matter hereof. Each party to this Agreement acknowledges that no representations, inducements, promises, or other agreements, orally or otherwise, have been made by any party, or anyone acting on behalf of any party, pertaining to the subject matter hereof, which are not embodied herein, and that no prior and/or contemporaneous agreement, statement or promise pertaining to the subject matter hereof that is not contained in this Agreement shall be valid or binding on either party.

21. Notices. For all purposes of this Agreement, all communications, including without limitation notices, consents, requests or approvals, required or permitted to be given hereunder will be in writing and will be deemed to have been duly given when hand delivered or dispatched by electronic facsimile transmission (with receipt thereof confirmed), or five business days after having been mailed by United States registered or certified mail, return receipt requested, postage prepaid, or three business days after having been sent by a nationally recognized overnight courier service such as Federal Express, UPS, or Purolator, addressed to the Company (to the attention of the Secretary of the Company) at its principal executive offices and to Optionee at his principal residence, or to such other address as any party may have furnished to the other in writing and in accordance herewith, except that notices of changes of address shall be effective only upon receipt.

22. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same agreement.

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed on its behalf by its duly authorized officer and the Optionee has executed this Agreement, as of the day and year first above written.

DJO GLOBAL, INC.:

DONALD ROBERTS
Executive Vice President, General Counsel and Secretary

I hereby agree to be bound by the terms of the Plan, this Agreement and the Stockholder’s Agreement. I hereby further agree that all the decisions and determinations of the Board or an officer as provided in this Agreement shall be final and binding.

OPTIONEE:

JAMES R. LAWSON